Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Bob Miller
313-309-9503
bmiller@lambert.com

Chemical Financial Corporation Names Brennan Ryan, Chief Operating Officer

MIDLAND - July 11, 2018 -Chemical Financial Corporation (NASDAQ: CFHC) (“Chemical”), the holding company for Chemical Bank, and Michigan’s largest headquartered banking company, today announced the addition of Brennan Ryan as chief operating officer.

“Adding a strong executive, like Brennan, is crucial in successfully managing our organization as a leading regional bank,” said Thomas C. Shafer, vice chairman of Chemical and president and CEO of Chemical Bank. “He is an industry leader in mergers and acquisitions with a deep knowledge in risk management and regulatory requirements. As a seasoned and trusted leader I am confident he will deliver results.”

Mr. Ryan, 49, has worked with various members of Chemical’s management team for the last decade, and in his role as COO, will be responsible for oversight of the Bank’s overall risk as well as its legal, compliance, credit risk and regulatory functions. Mr. Ryan previously served as a partner at Nelson Mullins Riley & Scarborough LLP, a 600+ attorney law firm with offices across the United States. In this role, he helped lead the firm’s services in financial institution activities, mergers and acquisitions, public and private capital financings, and multi-company acquisition strategies for large corporate entities.

“This is a tremendous opportunity for Brennan, and we extend our congratulations and wish him the best of luck,” said Jim Lehman, Managing Partner of Nelson Mullins Riley & Scarborough. “This demonstrates the trusted business advisor relationship that we try to foster with our clients. Brennan is one of our leading corporate lawyers, and we will miss his leadership, but we are confident that he will serve Chemical well in his new role.”

About Chemical Financial Corporation

Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 212 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At March 31, 2018, the Corporation had total assets of $19.8 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s beliefs, assumptions and current expectations. Words and phrases such as “will” “anticipates,” “believes,” “expects,” and “should,” and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors (“risk factors”) which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Therefore, we can

Exhibit 99.1

give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by us or any person that the future events, plans, or expectations contemplated by us will be achieved.  We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, without limitation, a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate value, operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth and pending system conversion in 2018, regulatory changes, excessive loan losses, and our inability to execute on our strategic plans.  In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q.

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